Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-273427, 333-276259, 333-252670, 333-227349, 333-238928, 333-239495, and 333-248623), Form S-1 (File No. 333-221683, 333-230856, 333-232762, 333-235709, and 333-264870), and Form S-8 (File No. 333-227482, 333-228655, and 333-250097) of Kartoon Studios, Inc. and Subsidiaries of our report dated April 5, 2024, relating to the consolidated financial statements which appears in this Form 10-K for the year ended December 31, 2023.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
April 5, 2024